Exhibit 10.6

LEASE

THIS LEASE, the “Lease,” is made and entered into this 2nd day of May, 2014, by and between Double Anchor Investments, LLC, referred to in this Lease as, “Lessor,” and Adeptpros, LLC, an Arizona corporation, referred to in this Lease as, “Lessee.”

In consideration of the mutual promises and covenants of Lessor and Lessee contained in the Lease, it is mutually understood and agreed as follows:

1.     PREMISES. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those certain premises (referred to in this Lease as the “Premises”) shown in Exhibits “A”, respectively, attached hereto and by this reference thereto made part hereof, the Premises being Scottsdale Professional Building, Suite 110, 14301 N. 87th Street, Scottsdale, AZ 85260. Said letting is upon and subject to the terms, covenants and conditions set forth in this Lease and the Lessee covenants as the material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

Building floor space of the Premises is approximately 1,193 rentable square feet, including Lessee’s pro rata share of the common area. The Premises shall be used only for a general office and not for any other purpose. This Lease confers no rights on Lessee with respect to the Building other than tenancy of the Premises and the non-exclusive license to use in common with others authorized by Lessor, the following facilities of the Building: (a) toilets; (b) entrances, lobby, halls, stairways and corridors; (c) passenger elevators; (d) sidewalks, driveway areas and parking facilities. The square footage includes these areas which are also described as the load factor.

2.     TERM. The term of this Lease shall be for 36 months, commencing on the 5th day of May, 2014 and ending on the 31th day of May, 2017 (the “Term”).

3.	BASE RENT. Lessee shall pay to Lessor monthly base rent for the Premises set forth below. Said base rent shall be paid in advance on or before the first day of each and every calendar month during the Term in the amount per month set forth below. For the purpose of this Lease a “rental month” shall mean the period from the first (1st) day of each calendar month to the first (1st) day of the next succeeding month. Should rental begin to accrue on any other day than the first (1st) of the month, then that first (1st) partial month shall be prorated the exact number of days that are used, and rent paid for those days. Then this Lease shall be considered to have commenced on the first (1st) day of the following month. When the actual commencement date is determined, the parties agree to execute a memorandum prepared by Lessor setting forth the actual date of commencement of the leased term, and attach a copy thereof to this Lease. During such period Lessee shall keep and perform all the obligations under this Lease. All subsequent monthly rental payments shall be paid in advance on the first day of each calendar month starting with the commencement date.

Any amount payable by Lessee hereunder in addition to the above described base rent shall be deemed additional rent payable by lessee, and in the event of nonpayment thereof, Lessor shall have the same rights with respect to such nonpayment as it has with respect to any nonpayment of base rent.

Said base rent shall be paid to Lessor without deduction of set off, in lawful money of the United States of America, to Lessor or its agent at such address or to such other person or at such other place as Lessor may from time-to-time designate.

Lessee shall pay:

(a)	$4,013.60	upon execution of this Lease.
(b)	$1,709.32	per month shall be the base rent due for each rental month from the first (1st) month,
		Months 2-12 $2,038.04, Months 13-24 $2,137.46 and Months 25-36 $2,236.88
(c)	$30.00	of the amount in (a) above shall apply to the first (1st) full month’s janitorial.
(d)	$2,236.88	the amount in (a) above shall apply to and be the Security Deposit described in
		Section 5, herein.
(e)	$0.00	of the amount in (a) above shall apply to the first (1st) full month’s covered parking fees
(f)	$37.40	of the amount in (a) shall apply to 0.5 percent (0.5%) Maricopa County Tax and 1.65 percent (1.65%) Scottsdale Privilege Tax. Future months’ taxes will be based on the total of base rent, parking and janitorial monthly.

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4.	PRORATION. Lessee’s prorated share of the Building is estimated to be 1.56% percent (1.56%). This percentage represents that portion of the total rentable square footage, including Lessee’s pro-rata share of the common area of the building area in the Building of which the Premises are a part. This figure may be adjusted should the total rentable building area increase or decrease.

5.	SECURITY DEPOSIT.

(a) Lessee has deposited with Lessor a security deposit (the “Deposit”) stated in Section 3(d) of this Lease. The Deposit shall be held by Lessor without liability for interest as security for the faithful performance by Lessee of all the terms of this Lease to be observed and performed by Lessee. The Deposit shall not be mortgaged, assigned, transferred or encumbered by Lessee without the written consent of Lessor and any such act on the part of Lessee shall be without force and effect and shall not be binding upon Lessor. Lessor shall not be required to keep the Deposit separate from its general funds. In the event of termination of Lessor’s interest in this Lease, Lessor shall transfer the Deposit to Lessor’s successor in interest.

(b) If any of the rents herein reserved or any other sum payable by Lessee to Lessor shall be overdue and unpaid or should Lessor make payments on behalf of the Lessee, or should Lessee fail to perform any of its obligations under this Lease, then Lessor may, at its option, and without prejudice to any other remedy which Lessor may have on account thereof, appropriate and apply the entire Deposit or so much thereof as may be necessary to compensate Lessor for the non-payment of rent or additional rent, or for the loss or damage sustained by Lessor due to Lessee’s breach. Lessee shall then immediately upon demand restore the Deposit to the original amount deposited. Should Lessee comply with all of the terms of this Lease including payment of all of the rentals as they fall due hereunder and all other sums payable by Lessee to Lessor, the Deposit shall be returned to Lessee at the end of the Term; or, at Lessor’s option, to the last assignee of Lessee’s interest hereunder.

(c) In the event of bankruptcy or other credit-debtor proceedings against Lessee, the Deposit shall be deemed to be applied first to the payment of rent and other charges due Lessor for all periods prior to the filing of such proceedings.

(d) The Deposit is not to be considered pre-paid rent.

6.	ADDITIONAL RENTAL EXPENSE INCREASES. Lessee shall pay to Lessor, as additional rental, its prorated share of all Building Expense increases for the Building and its common areas which it is agreed are the expenses described in Exhibit “B.” “Building Expenses” shall be defined as, “any and all expenses, fees, premiums, taxes, charges, salaries, assessments or liens arising out of or incurred in the operation, repair, maintenance and management of the Building and all related common areas.” Such expenses shall not include the cost of constructing additional buildings nor improvements on the property on which the Building is located.

With the rent payment due on January 1st of each year, or at any time the Lessor may deem it necessary due to increase in expenses (during the Term and option periods), Lessee’s share of Building Expense increases shall be determined using the previous year’s or most current expense information. The total estimated annual Building Expense increases shall then be divided into twelve (12) monthly payments. Lessee shall then pay to Lessor its pro-rated share, as set forth in Section 4, of the total monthly Building Expense increases with the next rental payment due or beginning January 1st of each year of the Term and any extensions thereof. The estimated expenses in Exhibit “B” shall be the base amount used for all calculations in determining any increase in expenses during the term of this Lease and any extensions. The present estimate of annual Building Expenses is attached hereto as Exhibit “B.” Within 90 (ninety) days after the end of each calendar year, Lessor shall furnish to Lessee a statement showing the Building Expenses incurred by Lessor during the prior calendar year. Lessee shall pay to Lessor the excess of Lessee’s share of such building expenses over the amount paid by Lessee to Lessor for such purpose during the prior calendar year. For the purposes of this Lease, the expenses in Exhibit “B” are the minimum expenses for the Building included in the base rent. Should the actual annual Building expenses be less then those disclosed in Exhibit “B” of this Lease Agreement, there should be no credit nor accruals for credit to Lessee.

All such increased Building Expense payments shall be paid with and in addition to the base rent and the remedies for nonpayment or late payment are exactly the same as for the base rent. Such additional rental payments for expenses shall cease upon the expiration of this Lease and any extensions. Lessee shall have no obligation to pay for any increase in Building Expenses during the first twelve (12) months that this Lease is in effect.

7	POSSESSION. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the Term, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting there from, but in that event all rent shall be abated during the period between commencement of the Term and the time when Lessor delivers possession. Lessor shall be deemed to have delivered possession by delivery of written notice to Lessee stating that the Premises are ready for occupancy.

8.	PURPOSE. Lessee shall use and occupy the Premises for general office purposes, and Lessee shall not use or occupy the Premises for any other purpose without the prior written consent of Lessor.

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9.	USES PROHIBITED. Lessee shall not do or permit to be done in or about the Premises anything which is illegal or of a hazardous nature, or which increases the rate of or causes cancellation of any insurance on the Building or its contents, whether the insurance is maintained by Lessor, Lessee or other Lessees. Lessee shall neither obstruct or interfere with the rights of nor injure or annoy other occupants, Lessees, their authorized representatives, contractors, or invitees of the Building. Lessee shall not cause or maintain any nuisance in or about the Premises, nor commit waste thereon.

10.	COMPLIANCE WITH LAW. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may or hereafter be in force and with the requirements of any board or fire underwriters or other similar body now or hereinafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee.

11.	ALTERATIONS AND INSTALLATIONS.

(a) Lessee shall not make any alterations to the Premises without Lessor’s prior written consent. Any such alteration shall be done only at Lessee’s sole expense and by contractors, mechanics, laborers, and material men first approved in writing by Lessor and at such times and in such manner as Lessor may approve in writing. Lessee agrees to deliver copies of all plans and specifications for such alterations, if requested by Lessor and to give Lessor not less then ten (10) days’ prior written notice of the commencement of any alteration to afford Lessor the opportunity and right to post appropriate notices of nonresponsibility with respect to such alterations.

(b) All articles of personal property, and all business or health care machinery and equipment, cabinetwork, furniture and moveable partitions owned or installed by Lessee at Lessee’s expense in the Premises shall be and remain the property of Lessee and, subject to the provisions of subsection (a) may be removed by Lessee at any time; and if so directed in writing by Lessor, shall be removed by Lessee at the expiration of the Term; provided that Lessee, at its expense, shall repair any damage to the Premises or the Building caused by such removal or by the original installation. If Lessee does not remove its property as aforesaid, such property shall, if Lessor so elects in writing, become Lessor’s property.

(c) If Lessee shall make any alterations then Lessor may elect to require Lessee at the expiration or sooner termination of this Lease to restore, at no cost to Lessor, the Premises to substantially the same condition as existed at the commencement of the Term.

(d) Lessee shall indemnify and save Lessor harmless from all liability, costs and attorney’s fees due to claims for the work, materials and obligations of Lessee or the enforcement of any lien caused by the Lessee’s alteration. Any mechanic’s lien filed against the Premises or the Building or the land upon which the Building is located for work done for materials furnished to or contracted for the Lessee shall be discharged by Lessee within ten (10) days thereafter at Lessee’s sole expense. Lessee may contest any claim of lien after furnishing Lessor security in the amount of one and one half times the lien claim, plus estimated corporate costs and interest, or a bond of responsible surety in that amount conditioned on discharge of the lien in full. Lessee shall pay final judgment for a lien immediately.

12.	REPAIR.

(a) By entry hereunder Lessee accepts the Premises as being in good, sanitary order, condition and repair. Lessee shall at Lessee’s sole cost and expense keep the Premises and every part thereof in good condition and repair, damage thereto by fire, earthquake, act of God or the elements excepted. Lessee hereby waives all rights to make repairs at the expense of Lessor as provided by any law, statute or ordinance now or hereafter in effect.

(b) All damage or injury to the Premises, or to the Building, or to their respective fixtures, appurtenances or equipment, caused by or resulting from Lessee’s use or occupation thereof or caused by or resulting from the negligence or improper conduct of Lessee or Lessee’s authorized representatives or invitees shall be repaired, restored or replaced promptly by Lessee, at no cost to Lessor, to the reasonable satisfaction of Lessor. All such repairs, restoration and replacements shall be of a quality and class equal to the original work or installations. It is specifically understood and agreed that Lessor has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Lessor to Lessee except as specifically set forth in this Lease.

13.	ABANDONMENT. Lessee shall not vacate or abandon the Premises at any time during the Term, and if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed abandoned.

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14.	LIENS. Lessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee.

15.	INSURANCE.

(a) Liability Insurance-Lessor

Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Building in an amount not less than $1 Million ($1,000,000.00) per occurrence, subject to reimbursement by Lessee of Lessee’s share of the increase of such insurance expense in accordance with the provisions of Section 6.

(b) Property Insurance-Lessor

Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building improvements, but not Lessee’s personal property, fixtures, equipment or Lessee improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Building. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Such insurance shall be subject to reimbursement by Lessee of Lessee’s share of the increase of such insurance expense in accordance with the provisions of Section 6. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds there from. The policies required by this Section 15(a) and 15(b) shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in Section 15 hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Building over what is was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor’s insurance carrier as being caused by the nature of Lessee’s occupancy or any act or omission of Lessee.

(c) Liability Insurance-Lessee

Lessee shall, at Lessee’s expense, carry and maintain personal injury liability insurance with minimum limits of $1 Million ($1,000,000.00) per occurrence insuring against all Lessee liability respecting the Premises, the Building, adjacent parking, areas of ingress and egress or arising from their maintenance, use or occupancy; and property damage liability insurance with minimum limits of $1 Million ($1,000,000.00) per occurrence. All insurance shall specifically insure Lessee’s performance of the indemnity agreement contained in Section 16. The insurance shall name Lessor as an additional insured and shall provide that Lessor, although named as an insured, may recover for any loss suffered by Lessor, or Lessor’s authorized representatives by reason of Lessee’s negligence. Insurance shall be primary insurance with respect to Lessor and shall not be participating with other available insurance.

(d) Property Insurance-Lessee

Lessee shall maintain, at its expense, insurance covering Lessee’s trade fixtures and Lessee’s personal property in the Premises at their full replacement cost, providing protection against all perils ordinarily insured against in fire and extended coverage insurance policies together with insurance against sprinkler damage, vandalism, and malicious mischief. If Lessor elects to repair or restore the Premises following damage or destruction, Lessee’s insurance proceeds shall be used to repair or replace Lessee’s trade fixtures and personal property. If Lessor elects not to repair or restore the Premises, Lessee shall retain such insurance proceeds.

(e) Lessee and Lessor each releases and relieves the other, and on behalf of each of their respective insurers, waives the entire right of recovery against the other to the extent permitted by its insurance contracts, for loss or damage arising out of or incident to the peril of fire and such other perils ordinarily insured against by fire and extended coverage insurance policies, either due to the negligence of the other party or its authorized representatives and regardless of cause or origin.

(f) All required insurance shall be with companies, on forms, and with loss payable clauses satisfactory to Lessor. Copies of policies or certificates of required insurance shall be delivered to Lessor prior to the commencement of the Term and a new policy 30 (thirty) days prior to the expiration date of the old policy. No policy shall be cancelable or modifiable except after 20 (twenty) days’ written notice to Lessor.

(g) Notwithstanding the requirements of Section15 (d), the required insurance may be brought within the coverage of a blanket policy or policies carried by Lessee provided Lessor is named as an additional insured, Lessor’s coverage will not be reduced; and all other requirements of this Section are satisfied.

(h) Lessee shall not do, omit to do, or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any property insurance policy covering part or all of the Premises or the Building and the fixtures and property therein, and shall not do, omit to do or permit to be done any act or thing upon the Premises which shall or might subject Lessor to any liability or responsibility for injury to any person or persons or to property by reason of any such act or thing or omission.

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(i) If, as a result of any act or omission by Lessee, the premium rate for property insurance applicable to the Premises or to the Building shall be increased to an amount higher than it otherwise would be, Lessee shall reimburse Lessor for all increases of fire insurance premiums so caused; such reimbursement shall be paid by Lessee within ten (10) days after delivery of a bill therefore. In any action or proceeding between Lessor and Lessee, a schedule or “make-up” of rates for the Building or the Premises issued by the body making fire insurance rates for the Building or the Premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Building and the Premises.

16.	INDEMNIFICATION OF LESSOR. With the exception of gross negligence or willful misconduct, Lessor shall not be liable to Lessee, and Lessee hereby waives all claims against Lessor, for any injury, death or damage to any person or property in or about the Premises by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage or any character from the roof, walls, basement or other portion of the Premises of the Building, or caused by gas, fire, oil, electricity or any cause whatsoever in, or about the Premises or the Building or any part thereof, Lessee shall immediately notify Lessor in writing upon the occurrence of any such event. Lessee shall hold Lessor harmless from and defend Lessor against any and all claims or liability, including attorney’s fees and investigative costs for any injury or damage to any person or property whatsoever: (a) occurring in, on or about the Premises or any part thereof, (b) occurring in, on or about any facilities (including, without prejudice to the generality of the term “facilities,” stairways, passageways, hallways and parking areas), the use of which Lessee may have in conjunction with other Lessees of the Building, when such injury or damage can be caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Lessee, its agents, servants, employees, or invitees.

17.	SERVICES AND UTILITES. Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days, as determined by Lessor in its sole discretion, and subject to the rules and regulations of the Building of which the Premises are a part, water and electricity suitable for the common area of the Building. Lessor shall also furnish elevator service, consisting of automatically operated elevator for the use of alt lessees and occupants of the Building and the invitees of such lessees and occupants, electric current for lighting of the common area.

Lessor shall also maintain and keep lighted the common stairs, entries, elevators, wall ways and common bathrooms in the Building and the related common areas. Lessor shall not be liable for, and Lessee shall not be entitled to, any abatement or reduction of rental by reason of Lessor’s failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Lessor shall be responsible for maintaining servicing and repairing the heating and air conditioning system installed in the Premises.

In the event that Lessee requires excessive or specialized janitorial and/or maintenance services either due to Lessee’s special or unusual use of the Premises or because of a disregard by Lessee for normal maintenance, Lessee shall promptly pay to Lessor the additional cost and expenses Lessor incurs.

Lessee will not, without the written consent of Lessor, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premise as general office space; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus or device, for the purposes of using electric current or water. If Lessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Lessee shall first procure the consent of Lessor, which Lessor may refuse, to the use thereof. Lessee’s Premises has a separate electrical meter and all electricity for lights, heating and air conditioning, and wall outlets within the Premises obtain power through this meter. Lessee is responsible for activation of the meter by the Electric Company and all electrical bills resulting from Lessee’s use of electricity for Premises.

The heating and air conditioning installed in the Building has been designed for normal usage and Lessor does not warrant the adequacy of such installation for high requirement uses. Provided such increases may reasonably be done, Lessee at Lessee’s expense shall increase the capacity of the heating and air conditioning systems as may be required by Lessee’s special usage of the Premises with Lessor’s prior written consent.

18.	TAXES.

(a) Real Property Taxes

Lessor shall pay the real property tax, as defined in Section 18(b), applicable to the Building, subject to reimbursement by Lessee of Lessee’s share of such taxes in accordance with the provisions of Section 6.

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(b) Definition of “Real Property Tax.”

As used herein, the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building or any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Building or in any potion thereof, as against Lessor’s right to rent or other income there from, and as against Lessor’s business of leasing the Building. The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax,” or (ii) the nature of which was hereinbefore included within the definition of “real property tax,” or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1,1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Building or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfer hereof.

(c) Lessee’s Taxes

Lessee agrees to pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon all equipment, furniture, fixtures and other personal property located in the Premises owned by Lessee.

Lessee shall pay or reimburse Lessor on demand for any excise, gross receipts, or other tax however designated and whether charged to Lessor, Lessee or both, which is imposed or based on rents paid by Lessee to Lessor, any estate or interest of Lessee, or Lessee’s occupancy, use or possession of the Premises.

19.	RULES AND REGULATIONS. Lessee shall faithfully observe and comply with the rules and regulations set forth below and all reasonable modifications of and additions thereto from time to time put into effect by Lessor, provided that in such event Lessor shall give written notice thereof to Lessee. Lessor shall not be responsible to Lessee for the nonperformance by any other Lessee or occupant of the Building of any of said rules and regulations.

(a) Lessor shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Lessor is to furnish and install building standard window mini blinds at all exterior windows.

(b) No Lessee shall obtain for use upon the Premises ice, drinking water, towel or other similar service or accept barbering or boot-blacking services on the Premises, except from persons authorized by the Lessor and at the hours and under regulations fixed by the Lessor.

(c) The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Lessee only and Lessor reserved the right to exclude any other names there from.

(d) The sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by any of the lessees or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities. No lessee and no employees or invitees of any lessee shall go upon the roof of the Building.

(e) Lessee shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises.

(f) The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

(g) Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the premises or any part thereof. Lessee is permitted to hang pictures and wall plaques on the walls.

(h) No furniture, freight or equipment of any kind shall by brought into the building without the consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out the building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee.

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(i) Lessee shall not employ any person or persons other than the janitor of Lessor for the purpose of cleaning he Premises unless otherwise agreed to by Lessor. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee’s carelessness or indifference in the preservation of good order and cleanliness.

(j) Lessor shall in no way be responsible to any Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Lessee by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture or other special services. See Janitorial Service clause #47.

(k) Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

(I) No cooking shall be done or permitted by any Lessee on the Premises, except that Lessee may use a microwave oven and coffee maker in the premises, nor shall the Premises be used for improper or unapproved storage or merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

(m) Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor.

(n) Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

(o) Each Lessee, upon the termination of the tenancy, shall deliver to the Lessor the keys of offices, rooms and toilet rooms which shall have been furnished the Lessee or which the Lessee shall have had made, and in the event of loss of any keys so furnished, shall pay the Lessor therefore.

(p) No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

(q) On Saturdays, Sundays and legal holidays, and on other days between the hours of 7:00PM and 7:00AM the following day, access to the Building, or to the halls, corridors, or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Lessees and protection of property in the Building and the Building.

(r) Lessee shall see that the doors of the premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee’s employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good ail injuries sustained by other Lessees or occupants of the Building or Lessor.

(s) Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any rules and regulations of the Building.

(t) Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

(u) No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Lessor.

(v) Lessor shall have the right exercisable without notice and without liability to Lessee, to change the name and the street address of the Building of which the Premises are a part.

(w) Lessee shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

(x) Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

(y) Lessee shall not conduct, nor allow to be conducted, any auction on the Premises.

(z) No smoking will be permitted in the Premises, or in any portion of the Building, or within 40 (forty) feet of any entrance to the Building.

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20.	DAMAGE OR DESTRUCTION.

(a) If, during the Term or any extensions hereof, the Building or the Premises shall be totally destroyed by fire or any other casualty, or partially damaged or destroyed by fire or any other casualty so as to render the Building or the Premises untenantable or unfit for occupancy, or if the building or the Premises are declared unsafe or unfit for occupancy by any authorized public authority for any reason, and if, in any of the foregoing circumstances, it appears that such damage or destruction or unfitness in accordance with Lessor’s reasonable estimate cannot be fully repaired and restored within 120 (one hundred twenty) days of work (utilizing only normal working hours without overtime or extraordinary expense) after the occurrence of such fire or other casualty or such declaration, Lessor or Lessee may terminate this Lease, effective as of the date of the occurrence of such fire or other casualty or such declaration, by giving the other party written notice of such termination within 30 (thirty) days after the occurrence of such fire or other casualty or declaration. In the event of any such fire or other casualty or such declaration, if by reason of any laws, ordinances or regulations then in effect, the Building or the Premises cannot, without extraordinary cost, be repaired and restored as a building or premises of the same class as it was prior to such fire or other casualty or such declaration (without regard to the length of time necessary for such repair and restoration), or in the event of any such fire or other casualty or such declaration during the last year of the Term, then and irrespective of the time within which the Building or the premises can be repaired and restored, Lessor may, at any time within 30 (thirty) days after the occurrence of such fire or other casualty or such declaration, terminate this Lease, effective as of the date of the occurrence of such fire or other casualty or such declaration, by giving written notice of termination to Lessee. In the event of any termination as herein provided, Lessee shall forthwith surrender the Premises to Lessor.

(b) In the event of any such damage or destruction, and if this Lease is not terminated by Lessor as herein provided, Lessor shall proceed with reasonable diligence to repair and restore the Premises to substantially the condition in which the Premises were immediately prior to the occurrence of such fire or other casualty or such declaration, with such changes as may be required by or under laws then in effect.

(c) If the Premises shall be partially damaged but shall nevertheless be tenantable and fit for occupancy as to a portion thereof, and if this Lease is not terminated by Lessor as herein provided, there shall be no abatement of rent and Lessor agrees to repair or restore the same with reasonable promptness. In the event Lessor terminates this Lease as provided in Section 20(a), Lessee shall pay rent for any portion of time following the effective date of the termination that Lessee actually occupied the Premises.

(d) During such period as all or part of the Premises are untenantable and unfit for occupancy as a result of any such fire or other casualty or such declaration, then the rent shall be ratably abated (based on square footage of the area affected) until the Premises shall be repaired or restored. Notwithstanding anything to the contrary herein contained, there shall be no abatement in rent if the cause of such fire or other casualty or such declaration shall have originated in the Premises unless such fire or other casualty or such declaration shall have been caused by or be the result of any negligence of Lessor; nor shall there in any event be any abatement in rent if such fire or other casualty or such declaration, regardless of point of origin, shall have been caused by or be the result of the negfigence or improper conduct of Lessee or Lessee’s authorized representatives. Furthermore, there shall be no abatement in rent for any time required to repair or replace any property of Lessee or to make any alteration, additions or improvements to be made by or at the expense of Lessee.

(e) Except as otherwise provided in this Lease, if the Premises shall be damaged by fire or other casualty, repairs or restoration undertaken by Lessor shall be done by Lessor at Lessor’s expense, except that any repairs or restoration made to Lessee’s alterations shall be performed by Lessor at the expense of Lessee, and any repair or restoration to property which Lessee is entitled to remove pursuant to Section 11 or which Lessee is required to insure under Section 15 shall be made by Lessee at Lessee’s expense.

(f) Notwithstanding anything contained herein to the contrary, any damage caused to the Premises by the negligence or improper conduct of Lessee or Lessee’s authorized representatives shall be immediately repaired by Lessee at no expense to Lessor.

(g) Lessee shall in no event be entitled to compensation or damages on account of annoyance or inconvenience arising out of the making of any repairs or restoration or an account of any destruction or casualty or on account of any termination of this Lease under this Section 20.

(h) Lessor and Lessee agree that the rights and obligations of the parties for damage or destruction to the premises shall be governed by the terms of this Lease and Lessee waives any statutory or common law rights other than the rights contained herein, including, without limitation, the rights contained in the Arizona revised Statutes Section 33-343.

21.	EMINENT DOMAIN.

If the interests of Lessor or Lessee, or both, in the Premises for all or any portion of the Term shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or in the event of a sale or transfer in lieu of such acquisition or condemnation, then and in that event the Term shall cease and terminate from the date of the vesting of title in such acquiring or condemning entity. If the interests of Lessor or Lessee or both in only a portion of the Premises, for all or any portion of the Term, shall be so acquired, condemned or transferred, the Term shall cease and terminate as to the entire Premises, at Lessor’s option, exercisable by written notice to Lessee at any time prior to the tenth (10th) day following the date of the vesting of title in such acquiring or condemning entity. If such option to terminate is not exercised by Lessor, then this Lease shall continue in full force and effect as to the remaining portion of the Premises and a ratable adjustment of the rent payable by Lessee for the remaining portion of the Premises shall be made based upon the square footage of the remaining area. In any of the foregoing events Lessor shall be entitled to all compensation and awards arising out of or in connection with such condemnation or acquisition, except that nothing herein contained shall be deemed to prevent Lessee from recovering from the condemning authority compensation for the taking of personal property or fixtures belonging to Lessee or for interruption or damage to Lessee’s business or for moving or other expenses to the extent any of the same are compensatable by law.

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22.	ASSIGNMENT AND SUBLEASE.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee’s interests in this Lease or in the premises, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold. Such consent shall be based not only on the creditworthiness of the proposed Lessee but also on the intended use of the Premises and its compatibility with other uses and the potential for conflicts or disputes arising out of such new Lessee’s occupancy. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease. Lessee shall reimburse Lessor for Lessor’s reasonable attorney fees for the processing of documentation of any requested assignment, transfer, hypothecation or subletting.

(b) Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision thereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

(c) If Lessee desires to sublease the Premises or to assign this Lease to other than a subsidiary, parent or affiliated entity of Lessee, which Lessee controls or shall control, Lessee shall first notify Lessor of the proposed terms and conditions of such subletting or assignment. Lessor shall have the right of first refusal to enter into a direct Lessor-Lessee relationship between Lessor and such third party.

(d) Notwithstanding Sections 22(a) and 22(e), Lessee shall have the right, without Lessor’s consent, to assign this Lease to a corporation with which it may form or with which Lessee may merge or consolidate, to any parent or subsidiary of Lessee or to a purchaser of substantially all of Lessee’s assets, if the assignee executes an agreement required by Lessor assuming Lessee’s obligations and if the assignee has a net worth after the assignment at least equal to (or greater than) the net worth of Lessee prior to the assignment.

(e) Lessee immediately and irrevocably assigns to Lessor, as security for Lessee’s obligation under this Lease, all rent from any subletting of all or part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or in receiver for Lessee appointed on Lessor’s application, and collect such rent and apply it toward lessee’s obligations under this Lease; except that until the occurrence of an act of default by Lessee, release Lessee in any way under this Lease except for rent actually received by Lessor from the sublessee.

(f) No interest of Lessee in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

(i)	If Lessee or any parent corporation of Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act.
(ii)	If a Writ of Attachment or execution is levied on this Lease or the Premises by a creditor of Lessee.
(iii)	If, in any proceeding or action to which Lessee is a party, a receiver is appointed with authority to take possession of the Premises.

(g) If a Writ of Attachment or execution is levied on this Lease, Lessee shall have sixty (60) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Lessee, or if a receiver is appointed, Lessee shall have ninety (90) days in which to have the involuntary proceeding dismissed or the receiver removed.

(h) An involuntary assignment which is not remedied within the time limits above provided shall constitute a default by Lessee and this Lease shall not be treated as an asset of Lessee.

(i) If Lessor sells or transfers all of the Premises, Lessor, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Lessee, Lessor can transfer the security deposit or prepaid rent to Lessor’s successor and on such transfer Lessor shall be discharged from any further liability in reference to the security deposit or prepaid rent.

23.	DEFAULT.

(a)	The occurrence of any of the following shall constitute a default by Lessee:

(i)	Failure to pay rent when due, if the failure continues for ten (10) days after notice has been given by Lessor to Lessee.
(ii)	Abandonment and vacation of the Premises (failure to occupy the Premises for 30 [thirty] consecutive days shall be deemed an abandonment and vacation unless Lessee shall have obtained Lessor’s prior written approval to such vacation.)
(iii)	Failure of Lessee to perform any other covenant of this Lease or the failure to perform is not cured within ten (10) days after notice has been given to Lessee. If the default cannot reasonably be cured within ten (10) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the ten-day (10-day) period and diligently and in good faith continues to cure the default until fully remedied.

(b) Notices given under this Section 23 shall specify the alleged default and the applicable Lease provision, and shall demand that Lessee perform the covenant of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a notice of termination of this Lease unless Lessor specifically so elects in the Notice (or in any subsequent notice).

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24.	REMEDIES.

Lessor shall have the following remedies if Lessee commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law:

(a) Lessor can continue this Lease in effect as long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor can enter the Premises and re-let them or any part of them, to third parties for Lessee’s account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in re-letting the Premises, including, without limitation, brokers’ commissions, expense of remodeling the Premises required by the re-letting, legal fees incurred and like costs. Re-letting can be for a period shorter or longer than the remaining portion of the Term. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any re-letting.

(b) Lessor can terminate Lessee’s right to possession of the Premises at any time while a default by Lessee has not been fully and completely remedied. No act by Lessor other than giving notice to Lessee specifically so specifying shall terminate this Lease. Acts of maintenance, efforts to re-let the Premises, or the appointment of a receiver on Lessor’s initiative to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession. On termination, Lessor has the right to recover from Lessee:

(i)	The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;
(ii)	The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;
(iii)	The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and
(iv)	Any other amount and court costs and legal fees necessary to compensate Lessor for all detriment proximately caused by Lessee’s default.

“The worth, at the time of the award,” as used in this Section is to be computed by allowing interest thereon at the rate of 15 percent (15%) or at the highest rate then permitted by law, whichever is less.

(c) If Lessee is in default of this Lease, Lessor shall have the right to have a receiver appointed to collect rent and conduct Lessee’s business, if other than of a professional nature. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this Lease.

(d) Lessor, at any time after Lessee commits a default, can cure the default at Lessee’s cost. If Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall bear interest at the rate of 15 percent (15%) per annum or the highest legal rate, whichever is less, from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest thereon, shall constitute additional rent.

25.	LATE CHARGES.

Lessee hereby acknowledges that late payment by Lessee of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any encumbrance upon the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to 5 percent (5%) of such overdue amount; and if not received by Lessor or Lessor’s designee within 20 (twenty) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to 10 percent (10%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the costs Lessor will incur by reason of a late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

If a delinquent installment of rent or any other sum due from Lessee shall not be received by Lessor until Lessor or Lessor’s attorney sends to Lessee a written notice of such default, Lessee agrees to reimburse Lessor for Lessor’s reasonable attorneys’ fees thus incurred in an amount not less than Fifty Dollars ($50.00) nor more than One Hundred Fifty Dollars ($150.00) for each such written notice.

26.	LESSOR’S DEFAULT.

Lessor shall not be in default under this Lease unless Lessee shall have given Lessor written notice of the breach; and, within 30 (thirty) days after notice, Lessor has not commenced and is not diligently prosecuting the cure to completion.

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If Lessor is in default of this Lease, and as a consequence Lessee recovers a money judgment, such judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Building, other improvements and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of ail or any party of Lessor’s right, title and interest in the Building, other improvements and land of which the Premises are a part. Neither Lessor nor any of the individuals comprising the ownership designated as Lessor shall be personally liable for any deficiency.

27.	WAIVER.

No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Lessor of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment (or portion thereof) involved, but shall not constitute a waiver of any late payment, penalty or interest on the rental payment accepted by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the base rent (or other sum due from Lessee to Lessor) shall be deemed to be other than on account of the earliest scheduled rent. Except as provided in Section 46, no endorsement or statement on any check or any letter accompanying any check or payment as rent by Lessee shall be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other right or remedy provided herein or at law or in equity.

No act or conduct of Lessor, including, without limitation, the acceptance of the keys to the premises shall constitute an acceptance of the surrender of the premises by Lessee before the expiration of the term. Only a notice to Lessee by Lessor shall constitute acceptance of the surrender of the premises and accomplish a termination of this Lease.

Lessor’s consent to or approval of any act by Lessee requiring Lessor’s consent or approval shall not be deemed to waive or render unnecessary Lessor’s consent to or approval of any subsequent act by Lessee.

Any waiver by Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

28.	HOLDING OVER.

If, with Lessor’s consent, Lessee holds possession of the premises after the expiration of the term or any exercised option periods, Lessee shall become a Lessee from month to month upon the terms herein specified but at a base rent equivalent to the then prevailing fair market rental as determined by Lessor, payable in advance on or before or upon the first day of each month, and Lessee shall continue in possession until such tenancy shall be terminated by Lessor, or until Lessee shall have given to Lessor a written notice at least one month prior to the date of termination of such monthly tenancy of his intention to terminate such tenancy. Holding over rate will be at a minimum, the last full month’s rental rate plus 50 percent (50%) of that rental.

29.	ESTOPPEL CERTIFICATE.

Each party, within ten (10) days after notice form the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificates within the ten (10) days of request therefore by either party shall be conclusive upon the party failing to deliver the certificate for the benefit of the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this Lease is in full force and effect and has not been modified except as may be represented to the party requesting the certificate. If a party fails to deliver the certificate within the ten (10) days, the party failing to deliver the certificate irrevocably constitutes and appoints the other party as the party’s special attorney-in-fact to execute and deliver the certificate to any third party.

30.	ATTORNMENT AGREEMENT.

Lessee agrees to comply with any reasonable request to execute an attornment document requested by any lender on the property of which the demised premises are a part.

31.	SUBORDINATION.

This Lease at Lessor’s option shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the premises, or any part thereof, or to the advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee’s right to possession of the premises shall not be disturbed if Lessee is not in default of this Lease and so long as Lessee shall pay the rent and observe and perform all of the covenants of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

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Lessee agrees to execute such documents as are required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage or deed of trust, as the case may be, and failing to do so, within ten (10) days after written, demand, does hereby make, constitute and irrevocably appoint Lessor and Lessee’s special attorney-in-fact and in Lessee’s name, place and stead, so to do.

32.	COST OF LITIGATION.

In the event that either Lessor or Lessee brings any action or proceeding against the other for possession of the Premises or for the recovery of any sum due hereunder, or because of the breach of any provision hereof, or for any other relief against the other, declaratory or otherwise, including appeals there from, and whether being an action based upon a tort or contract, then the non-prevailing party, in any such proceedings shall pay to the other party to this Lease reasonable attorneys’ fees and all costs for such action or proceeding which shall be enforceable whether or not such action or proceeding is prosecuted to final judgment, and including an allowance for attorney’s fees for appeals and rehearings.

Should Lessor be made a party to any suit or proceeding brought by any third party, arising by reason of Lessee’s use or occupancy of the premises and not being a dispute essentially between Lessor and Lessee, then Lessee shall defend the same and Lessor therein, at Lessee’s sole cost and expense, and shall hold Lessors free and harmless from and indemnified against any liability, damage, duty or obligation therein, including any attorneys’ fees of Lessor.

33.	SURRENDER OF PREMISES.

(a) On expiration of the term, Lessee shall surrender to Lessor the premises and all Lessee’s improvements and alteration in the same condition as received (except for ordinary wear and tear occurring after the last necessary maintenance made by Lessee), except for alterations or improvements that Lessee has the right to remove or is obligated to remove under the provisions of Section 11. Lessee shall perform all restoration made necessary by the removal of any alterations or Lessee’s personal property no later than the scheduled termination of this Lease.

(b) Lessor can elect to retain or dispose of in any manner any alteration of Lessee’s personal property that Lessee does not remove from the premises on expiration or termination of the term as allowed or required by this Lease by giving at least ten (10) days notice to Lessee. Title to any such alterations or Lessee’s personal property that Lessor elects to retain or dispose of on expiration of the ten-day (10-day) period, shall vest in Lessor. Lessee waives all claims against Lessor for any damages to Lessee resulting from Lessor’s retention or disposition of any such alterations or Lessee’s personal property. Lessee shall be liable to Lessor for Lessor’s costs for storing, removing and disposing of any alterations or Lessee’s personal property.

(c) If Lessee fails to surrender the premises to Lessor on expiration as required herein, Lessee shall hold Lessor harmless from all damages resulting from Lessee’s failure to surrender the premises, including, without limitation, claims made by a succeeding Lessee resulting from Lessee’s failure to surrender the premises.

34.	RIGHTS RESERVED BY LESSOR.

(a) Lessor shall have the exclusive right, without abatement of rent, (i) to designate the name, address, or other designation of the building, without notice or liability to Lessee; (ii) to effect such other tenancies and to grant any one the exclusive right to conduct any particular business or enterprise; (iii) to retain a pass key for all doors of the premises, excluding Lessee’s vaults and safes, and in an emergency, Lessor may use all means which it deems proper to obtain entry; (iv) to submit the premises to prospective Lessees or purchasers; (v) to post notices of nonresponsibility; (vi) to enter the premises for inspection; (vii) to alter, improve, or repair the premises and any portion of all the building, erect scaffolding and other structures necessary to the work, and; (viii) to have access through the premises material required for any work, and (ix) to close entrances, doors, corridor, elevators or other building facilities or temporarily abate their operation; and (x) to construct other structures on the property on which the building is located; (xi) to enter the premises for the purpose of maintaining servicing and repairing any and all portions of the building, including, but mot limited to, wiring, mechanical, computers, plumbing, air conditioning, walls, and glass.

(b) All works performed by Lessor hereunder shall be done in a manner designed to attempt to cause Lessee the least interference and inconvenience practical under the circumstances. Lessee hereby waives any claims for damages from any interference, injury, or inconvenience to Lessee’s business, any loss of occupancy or quiet enjoyment of the premises, or any other loss however occasioned. Lessor’s entry to perform any such work or as described above shall not be deemed a trespass, forcible or unlawful entry, a detainer of the premises or any eviction of Lessee.

35.	SALE BY LESSOR.

In the event of a sale, foreclosure by trust deed holders, or conveyance by Lessor of the building containing the Premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease, this Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser, assignee, or mortgagee.

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36.	MORTGAGEE NOTIFICATION.

Lessee agrees to give any mortgagee and/or trust deed holder, by registered mail, a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional 30 (thirty) days within which to cure such default or if such default can not be cured within that time, then such additional time as may be necessary if within such 30 (thirty) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such defaults (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure). In which event this Lease shall not be terminated while such remedies are being so diligently pursued.

37.	NOTICE.

Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person by the provisions of this Lease shall be in writing and either served personally or sent by prepaid, first class certified or registered mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth opposite the signature of the parties to this Lease. If no address of Lessee is set forth, notice to Lessee may be given at the premises. Either party may change its mailing address by notifying the other party of the change of mailing address. Notices given before actual receipt of notices of change shall not be invalidated by the change. Notice shall be deemed communicated within 48 hours after the time of mailing as provided in this Section 37. If mail addressed to a recipient is returned to the sender undelivered or refused, notice shall nevertheless be deemed conclusively to have been given if sent by mail in accordance with the provisions of this Section 37.

38.	SIGNS.

To maintain the continuity of the architectural and aesthetic décor of the building as determined by Lessor, no sign, logo, name, placard, picture, advertisement, or notice shall be displayed, installed, or maintained in or on the premises or building by Lessee without Lessor’s prior written approval. Lessor may remove all unauthorized signs at Lessee’s cost.

39.	MISCELLANEOUS.

(a)	Time is of the essence of each provision of this Lease.

(b)	Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

(c)	If Lessee is represented to be a corporation, Lessee warrants (i) Lessee is valid and existing corporation, (ii) Lessee is qualified to do business in Arizona, (iii) fees and franchise and corporate taxes are paid to date, and will be paid when due, (iv) all required forms and reports will be filed when due, and (v) the signer are properly authorized to execute this Lease for Lessee.

(d)	This Lease shall be binding on and inure to the benefit of the parties and their heirs, legal representatives, successors and assignees, except as provided in Sections 22(c) and 34.

(e)	Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

(f)	All exhibits referred to or attached to this Lease are incorporated herein by reference,

(g)	Any provisions of this Lease, which shall be determined to be void or voidable by a court of competent jurisdiction, shall not affect the remaining provisions, which shall remain in effect. If a provision can be construed as valid or invalid, the provision shall have the meaning, which renders it valid.

(h)	This Lease contains the entire agreement between the parties and ail negotiations and oral agreements are included. No oral agreements affect this Lease and this Lease supersedes and cancels all prior negotiations, representations, arrangements, brochures, understandings and agreements made or displayed to Lessee with respect to the subject matter, and none shall be available to interpret to construe this Lease. Amendments shall be in writing and signed by the parties.

(i)	Lessee does not rely on, nor does Lessor represent that any specific lessee or number of lessees shall occupy any building space during the term.

(j)	The laws of the State of Arizona shall govern this Lease and venue for all legal proceedings concerning this Lease shall be Maricopa County, Arizona. Although printed and typed provisions of this Lease were prepared by Lessor, this Lease shall not be construed either for or against Lessee or Lessor but shall be construed in accord with the general tenor of the language to reach a fair and equitable result.

(k)	Except for Lessee’s obligations to pay rentals and other sums of charges, performance by Lessor and Lessee shall be excused for the period of delay due to force majeure, including, without limitation, strikes, lockouts, labor disputes, acts of god, inability to obtain labor or materials or reasonable substitutes, governmental restrictions, regulations, or controls, enemy or hostile government action, riot, civil commotion, fire or other casualty; and other causes beyond reasonable control of the obligated party.

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(I)	If Lessee is one individual engaged in rendering professional services (doctor, attorney, accountant) and should die, or during a national emergency should enter a tour of active duty of indefinite duration, or for a definite period of one year or more with the Armed Forces of the United States, this Lease may be terminated at the option of Lessor or of Lessee’s personal representative upon Lessor giving to Lessee or Lessee’s personal representative, giving to Lessor: (i) notice of Lessee’s death, in which case this Lease shall terminate 30 (thirty) days after said notice has been given; or (ii) notice of Lessee’s entry in to active duty as above, in which case this Lease shall terminate either 30 (thirty) days after said notice is given or upon the effective date of Lessee’s entry into active duty, whichever is the later date. It is further agreed that this Lease may be terminated by either Lessee or Lessor in the event Lessee is adjudged mentally ill or incompetent by a court of competent jurisdiction, or is permanently and totally disabled, by either Lessee (or his guardian or other person on his behalf), or Lessor, giving to the other 30 (thirty) days notice at any time after such adjudication of Lessee becoming permanently and totally disabled.

(m)	Submission of this instrument of Lessee’s examination or execution does not constitute a reservation of, or option for lease, and this instrument shall not be effective until executed and delivered by Lessor and Lessee.

(n)	Lessor shall have no liability to Lessee nor shall Lessee have any right to terminate this Lease or claim any offset against or reduction in any rent due to interference or impairment to any extent of light, air, visibility, or view, or due to damage to inconvenience from noise, vibration or other matter resulting from the excavation, construction, repair, or addition to building adjacent or near the building. Lessee, without consideration and waiving all claims against Lessor, shall afford to the person or persons causing or authorized to cause such excavations, construction, repair or addition, leave and license to enter upon the premises for the purpose of doing all necessary work to preserve the building from injury or damage, and for its support.

(o)	Captions of this Lease and the index (if any) are for reference, only, and shall not be utilized to construe any provisions.

(p)	Lessee shall not record this Lease nor any other short form memorandum.

(q)	All agreements by Lessee, whether expressed as covenants or conditions, shall be deemed to be both covenants and conditions for purposes of this Lease, and are sometimes referred to as “provisions.”

(r)	Lessee recognizes that the provisions of this Lease must be approved by any financial institution that may finance the building. If the financial institution should require, as a condition to financing, any modifications of this Lease and Lessee refuses to execute any modifications required, Lessor shall have the right to terminate this Lease. However no modifications shall substantially change this size, dimension, or location of the premises, or increase Lessee’s rent or other sums or charges.

(s)	When required by the context of this Lease, the singular shall mean the plural.

40.	QUIET POSSESSION.

Upon Lessee paying the rent for the premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the property.

41.	SECURITY MEASURES.

Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measure for the benefit of the premises or the office building. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of lessee and of Lessee’s agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor’s sole option, from providing security protection for the office building or any part thereof, in which event the cost thereof shall be included within the definition of operating expenses as set forth elsewhere in this Lease.

42.	PARKING.

Lessor agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the term for the benefit and use of the visitors, service suppliers and (except as otherwise provided) employees of Lessee and of other Lessees and occupants of the building and other buildings of Lessor. Wherever the words “automobile parking area” are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances and exits and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other area designed for parking. Lessor shall keep said automobile parking area in neat, clean and orderly condition, properly lighted during regular business hours and landscaped, and shall repair any damage to the facilities thereof. Nothing contained herein shall be deemed to impose liability upon Lessor for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Lessee or any of its visitor’s, service suppliers or employees in connection with their use of said parking area. Lessor shall also have the right to establish, change and enforce (against all users of said automobile parking area) such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of said automobile parking area. Such rules and regulations may include, without limitation, the hours during which the automobile parking area shall be open for use.

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Lessor may, if in its opinion the same be advisable, establish for the automobile parking area, a system or systems of charged validation or other operation including, but not limited to, a system of charges against no validated parking checks of users. Lessee shall comply with any such system (all rules and regulations established by Lessor in conjunction therewith) in its use of said automobile parking area and the use of same by Lessee’s visitors, employees and service suppliers; provided, however, that such systems and such rules and regulations shall apply equally and without discrimination to all persons entitled to the use of said automobile parking area. Lessor, may assign portions of any system of parking area to be used exclusively by Lessee, Lessee’s employees and Lessee’s visitors. Further, any system of validation and parking charges will provide for a validated system of parking to enable visitors of Lessee to park without a charge or fee imposed directly on such visitor. Such validation system may require cooperation and/or payment for such share of parking services by Lessee, Lessee’s employees and users of the parking structure who are not visitors or invites of Lessee. Lessor may charge a Lessee directly for any excessive usage of parking facilities by such Lessee, or its guests or employees.

43.	REAL ESTATE COMMISSIONS.

Lessee represents that it has not had dealings with any real estate broker, finder, or other person with respect to this Lease in any manner except for Lessor’s representative. Lessee shall hold harmless the Lessor from all damages resulting from any claims that may be asserted against the Lessor by any broker, finder, or other person, with whom the other party has or purportedly has dealt except for Lessor’s representative.

44.	OPTIONS.

The Lessee is hereby given the option of renewing this Lease for an additional period of (N/A) from and after the expiration of the term hereof provided this Lease shall not have been terminated prior to the expiration of the term hereof, and provided further, that the Lessee is not then in default of the performance of any of its obligations under this Lease.

45.	REPRESENTATIONS.

Lessee does hereby acknowledge that it has read each and every provision of this Lease, and enters into this Lease in reliance upon its own inspection thereof, rather than upon any representation of Lessor. Except as may be otherwise herein provided, Lessee shall, by entering into and occupying the demised premises, be deemed to have accepted the demised premises as in good order, condition and repair. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warrantee to Lessee concerning the suitability of the premises to the conduct of Lessee’s business.

46.	PERFORMANCE UNDER PROTEST.

If at any time a dispute shall arise as to any amount of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payments shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

47.	JANITORIAL SERVICE.

Lessor shall provide janitorial service for the common areas, which costs are included in the common area expenses. Lessor will provide janitorial service for Lessee’s premises by the Building Janitor at Lessee’s option and at Lessee’s expenses paid in advance each month with the rental payment. Lessee may not use any other outside janitorial service except for Lessor’s Building Janitor who the Lessor reserves the right to change from time to time. Lessee may request janitorial service at any time during this Lease or cancel the service at any time. Any such requests will be effective for starting dates on the first of the month and for cancellations on the last day of the month. Janitorial service will be immediately cancelled for non-payment. Should Lessee not elect to use the janitorial service, the Lessee shall be responsible to keep its premises in a neat and clean, debris and dust free condition. Lessee’s cost for janitorial service for its premises may change from time to time.

48.	HAZARDOUS AND TOXIC MATERIALS.

Lessee guarantees that neither he nor any of his employees, agents or visitors to the premises shall use, store or dispose of any hazardous or toxic materials or chemicals within the subject premises or any other area within the project that premises is a part of. Any such use or storage of any hazardous or toxic materials or chemicals within the subject premises or other parts of the project necessary to recover from this breach (as outlined within the Lease) will be construed as a violation of the Lease. In addition, Lessee shall have sole financial and legal responsibility for the proper and legal clean-up of any spillage or other contaminations caused by any use of toxic or hazardous material within Lessee’s leased premises or the project in general.

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It is further agreed, that if upon written notice form Lessor that Lessee has violated the above provisions of this agreement, Lessee does not complete necessary steps (as outlined in said written notice form Lessor), to achieve satisfactory clean-up within 72 hours, Lessor shall have the right to complete the necessary clean-up and bill entire cost (including any legal cost incurred by Lessor) of same to Lessee.

Lessee shall also bear the entire cost of any Government clean-up order or any third-party lawsuit.

Hazardous or toxic material means any substance known, or hereinafter, identified by any Government agency as requiring special handling, disposal or control, unlike regular refuse.

49.	COVERED PARKING FEES.

Lessee shall be provided N/A assigned covered parking space(s) and shall pay as additional rent a monthly fee N/A per covered parking space. The total monthly fee for covered parking shall be N/A Lessor reserves the right to change the location(s) and/or space number(s) of the assigned covered space(s).

50.	EARLY OCCUPANCY.

The Lessor hereby allows Lessee early occupancy prior to the actual Lease start date at Lessor’s discretion. During this early occupancy period, all terms and conditions of this Lease Agreement will be in full force and effect. If Lessee defaults and/or vacates the premises prior to the expiration of the Lease term without Lessor’s consent, any rents waived or rental credits given the Lessee will become due and payable immediately.

51.	CONFIDENTIALITY.

Lessee recognizes that the Lessee’s business and its current economic status is unique among other Lessees of Lessor and that Lessor has entered into this Lease to address Lessee’s unique situation as an accommodation to Lessee; and Lessee agrees that it shall keep the terms hereof confidential, except as to its attorneys, accountants, or other agents required to have knowledge thereof in the normal course of Lessee’s business.

52.	TERMINATION OPTION.

Lessee shall be granted the right to terminate this lease in the event that Lessee purchases a building into which it will relocate its business. Lessee must give Lessor written notice a minimum of 90 days prior to the desired termination date and pay Lessor a termination fee equal to three (3) months of scheduled rental and the amount of any and all unamortized tenant improvements and leasing commissions associated with this First Amendment at the time that said lease termination notice is delivered to Lessor.

Executed this 2 day of May, 2014 in Scottsdale, Arizona.

LESSOR			LESSEE

DOUBLE ANCHOR INVESTMENTS, LLC			Adeptpros, LLC, an Arizona corporation
an Arizona limited liability company			an _____________________________

By:	Painted Rock Asset Management, LLC
Its:	Authorized Signatory and Property Manager		By:	Venkat Nallapati
			Its:	CEO

	By:	/s/ Perry E. Williams
Perry E. Williams
	Its:	Senior Vice President

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EXHIBIT “A”

FLOOR PLAN

Scottsdale Professional Building

14301 North 87th Street

Suite 110-1,193 RSF

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EXHIBIT “B”

ESTIMATED EXPENSE BUDGET 2014

ADMINISTRATIVE EXPENSES	$19,800.00
JANITORIAL	$92,064.00
ELEVATORS	$7,018.00
FIRE/LIFE/SAFETY	$5,031.00
HEATING & A/C	$16,400.00
LANDSCAPING	$32,760.00
LIGHTING	$1,800,00
MAINTENANCE & REPAIRS	$30,640.00
MAINTENANCE CONTRACT/BENEFITS	$0.00
MANAGEMENT FEE	$54,000.00
PROPERTY INSURANCE	$12,276.00
PROPERTY TAXES	$195,239.00
UTILITIES	$40,749.00
TOTAL ANNUAL OPERATING EXPENSES	$526,797.00

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EXHIBIT “C”

SUITE SIGNAGE CRITERIA

This criteria establishes the uniform policies for all Lessee sign identification within Scottsdale Professional Building. This criteria has been established for the purpose of maintaining the overall appearance of the office complex. Conformance will be strictly enforced. Any sign installed that does not conform to the sign criteria will be removed and brought to conformity at the expense of the Lessee.

A.	GENERAL REQUIREMENTS.

1.	The Management shall approve all sign and/or logo designs prior to the fabrication of said sign.
2.	The Management shall direct the placement of all Lessee signs and the method of attachment to the exterior glass of the suite.
3.	Lessee shall be responsible for the fulfillment of all requirements of these criteria.

B.	GENERAL SPECIFICATIONS.

1.	Lessee sign shall be in white letters with the company name being a maximum of 3 inches (3”) in height; any individual names being a maximum of 1 inch (1”) in height.
2.	Logos are permitted in “white,” only. Logos shall have a maximum of 8 inches (8”) inches in height.
3.	The sign is to be placed on the exterior suite glass, to the “pull side” of the entry door.
4.	Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon any automated machine, glass panes of the building, landscaped areas, streets, or parking areas.

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TENANT INFORMATION SHEET

5-2-2014

Scottsdale Professional - Suite # 110

TENANT NAME:	VENKAT NALLAPATI

BILLING ADDRESS:

NOTICE ADDRESS:

PHONE NUMBER:	480-467-7432

FAX NUMBER:

COMPANY AUTHORIZED PERSON (PRESIDENT):

CONTACT PERSON/OFFICE MANAGER:

E-MAIL:	venkatn@adeptpros.com

OFFICE HOURS:

AFTER HOURS EMERGENCY CONTACT:	480-467-7432

AFTER HOURS EMERGENCY PHONE NUMBER:

SECURITY ALARM CODE #:

SECURITY ALARM COMPANY:

TELEPHONE NUMBER:

PARKING SPACES ASSIGNED:

CONCERNS/COMMENTS: